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                                                                Sub-Item 77Q1(g)

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is adopted as of this 4th day of August, 2011 by and among (i) Invesco Prime Income Trust (the "Target Fund"); (ii) Invesco Van Kampen Senior Loan Fund (the "Acquiring Fund"); and (iii) Invesco Advisers, Inc. ("IAI").

     WHEREAS, the parties hereto intend for the Acquiring Fund and the Target Fund to enter into a transaction pursuant to which: (i) the Acquiring Fund will acquire the assets and assume the liabilities of the Target Fund in exchange for Class IB Shares of the Acquiring Fund of equal value to the net assets of the Target Fund being acquired, and (ii) the Target Fund will distribute such Class IB Shares of the Acquiring Fund to shareholders of the Target Fund, in connection with the liquidation of the Target Fund, all upon the terms and conditions hereinafter set forth in this Agreement (the "Reorganization");

     WHEREAS, each of the Target Fund and the Acquiring Fund is a closed-end, registered investment company of the management type; and

     WHEREAS, this Agreement is intended to be and is adopted as a plan of reorganization and liquidation with respect to the Reorganization within the meaning of Section 368(a)(1) of the United States Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:

1.  DESCRIPTION OF THE REORGANIZATION

     1.1 Provided that all conditions precedent to the Reorganization set forth herein have been satisfied as of the Closing Date (as defined in Section 3.1), and based on the representations and warranties each party provides to the others, the Target Fund and the Acquiring Fund agree to take the following steps with respect to the Reorganization:

          (a) The Target Fund shall transfer all of its Assets, as defined and set forth in Section 1.1(b), to the Acquiring Fund, and the Acquiring Fund in exchange therefor shall assume the Liabilities, as defined and set forth in Section 1.1(c), and deliver to the Target Fund the number of full and fractional Acquiring Fund Class IB Shares determined in the manner set forth in Section 2.

          (b) The assets of the Target Fund to be transferred to the Acquiring Fund shall consist of all assets and property, including, without limitation, all cash, securities, commodities and futures interests, claims (whether absolute or contingent, known or unknown, accrued or unaccrued and including, without limitation, any interest in pending or future legal claims in connection with past or present portfolio holdings, whether in the form of class action claims, opt-out or other direct litigation claims, or regulator or government-established investor recovery fund claims, and any and all resulting recoveries) and dividends or interest receivable that are owned by the Target Fund and any deferred or prepaid expenses shown as an asset on the books of the Target Fund on the Closing Date, except for cash, bank deposits or cash equivalent securities in an amount necessary to pay the estimated costs of extinguishing any Excluded Liabilities (as defined in Section 1.1(c)) and cash in an amount necessary to pay any distributions pursuant to Section 7.1(f) (collectively, "Assets").

          (c) The Acquiring Fund shall assume all of the liabilities of the Target Fund, whether accrued or contingent, known or unknown, existing at the Closing Date, except for the Target Fund's Excluded Liabilities (as defined below), if any, pursuant to this Agreement (collectively, with respect to the Target Fund, "Liabilities"). If prior to the Closing Date the Acquiring Fund identifies a liability that the Acquiring Fund and the Target Fund mutually agree should not be assumed by the Acquiring Fund, such liability shall be excluded from the definition of Liabilities hereunder and shall be listed on a Schedule of Excluded Liabilities to be signed by the Acquiring Fund and the Target Fund at Closing and attached to this Agreement as Schedule 1.1(c) (the "Excluded Liabilities"). The Assets minus the Liabilities of the Target Fund shall be referred to herein as the Target Fund's "Net Assets."

          (d) As soon as is reasonably practicable after the Closing (as defined in Section 3.1), the Target Fund will distribute on a pro rata basis to its shareholders of record ("Target Fund Shareholders") the Class IB Shares of the Acquiring Fund received by the Target Fund pursuant to Section 1.1(a) and thereafter the Target Fund will as promptly as practicable completely liquidate and dissolve. Such distribution and liquidation will be accomplished, with respect to the Target Fund's shares, by the transfer of the Acquiring Fund Class IB Shares then credited to the account of the Target Fund on the books of the Acquiring Fund to open accounts of Class IB Shares on the share records of the Acquiring Fund in the names of the Target Fund Shareholders on a pro rata basis. The aggregate net asset value of the Acquiring Fund Class IB Shares to be so credited to the corresponding Target Fund Shareholders shall be equal to the aggregate net asset value of the corresponding Target Fund's shares owned by the Target Fund Shareholders on the Valuation Date. All issued and outstanding shares of the Target Fund, including any outstanding share certificates, will simultaneously be canceled on the books of the Target Fund. The Acquiring Fund shall not issue certificates representing Class IB shares in connection with such transactions.

          (e) Ownership of Acquiring Fund Class IB Shares will be shown on its books, as such are maintained by the Acquiring Fund's transfer agent.

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2.   VALUATION

     2.1 With respect to each Reorganization:

          (a) The value of the Target Fund's Assets shall be the value of such Assets computed as of immediately after the close of regular trading on the New York Stock Exchange ("NYSE"), which shall reflect the declaration of any dividends, on the business day next preceding the Closing Date (the "Valuation Date"), using the Target Fund's valuation procedures established by the Acquiring Fund's Board of Trustees, which shall be provided to the Acquiring Fund prior to the Valuation Date.

          (b) The net asset value per share of each class of the Acquiring Fund Class IB Shares issued in connection with the Reorganization shall be the net asset value per share computed on the Valuation Date using the Acquiring Fund's valuation procedures established by the Acquiring Fund's Board of Trustees, which are the same as the Target Fund's valuation procedures.

          (c) The number of Class IB Shares issued by the Acquiring Fund (including fractional shares, if any, rounded to the nearest thousandth) in exchange for the Target Fund's Net Assets shall be determined by dividing the value of the Net Assets of the Target Fund attributable to Target Fund shares by the net asset value per share of the Class IB Shares of the Acquiring Fund.

          (d) All computations of value shall be made by the Target Fund's and the Acquiring Fund's designated recordkeeping agent using the valuation procedures described in this Section 2.

3.   CLOSING AND CLOSING DATE

     3.1 The Reorganization shall close on December 19, 2011 or such other date as the parties may agree (the "Closing Date"). All acts taking place at the closing of the Reorganization (the "Closing") shall be deemed to take place simultaneously as of immediately prior to the opening of regular trading on the NYSE on the Closing Date of the Reorganization unless otherwise agreed to by the parties (the "Closing Time").

     3.2 With respect to the Reorganization:

          (a) The Target Fund's portfolio securities, investments or other assets that are represented by a certificate or other written instrument shall be transferred and delivered by the Target Fund as of the Closing Date to the Acquiring Fund's Custodian for the account of the Acquiring Fund, duly endorsed in proper form for transfer and in such condition as to constitute good delivery thereof. The Target Fund shall direct the Target Fund's custodian (the "Target Custodian") to deliver to the Acquiring Fund's Custodian as of the Closing Date by book entry, in accordance with the customary practices of Target Custodian and any securities depository (as defined in Rule 17f-4 under the Investment Company Act of 1940, as amended (the "1940 Act")), in which the Assets are deposited, the Target Fund's portfolio securities and instruments so held. The cash to be transferred by the Target Fund shall be delivered to the Acquiring Fund's Custodian by wire transfer of federal funds or other appropriate means on the Closing Date.

          (b) The Target Fund shall direct the Target Custodian for each Target Fund to deliver, at the Closing, a certificate of an authorized officer stating that (i) except as permitted by Section 3.2(a), the Assets have been delivered in proper form to the Acquiring Fund no later than the Closing Time on the Closing Date, and (ii) all necessary taxes in connection with the delivery of the Assets, including all applicable Federal, state and foreign stock transfer stamps, if any, have been paid or provision for payment has been made.

          (c) At such time prior to the Closing Date as the parties mutually agree, the Target Fund shall provide (i) instructions and related information to the Acquiring Fund or its transfer agent with respect to the Target Fund Shareholders, including names, addresses, dividend reinvestment elections and tax withholding status of the Target Fund Shareholders as of the date agreed upon (such information to be updated as of the Closing Date, as necessary) and (ii) the information and documentation maintained by the Target Fund or its agents relating to the identification and verification of the Target Fund Shareholders under the USA PATRIOT ACT and other applicable anti-money laundering laws, rules and regulations and such other information as the Acquiring Fund may reasonably request. The Acquiring Fund and its transfer agent shall have no obligation to inquire as to the validity, propriety or correctness of any such instruction, information or documentation, but shall, in each case, assume that such instruction, information or documentation is valid, proper, correct and complete.

          (d) The Target Fund shall direct its transfer agent (the "Target Transfer Agent") to deliver to the Acquiring Fund at the Closing a certificate of an authorized officer stating that its records, as provided to the Acquiring Fund, contain the names and addresses of the Target Fund Shareholders and the number of outstanding shares owned by each such shareholder immediately prior to the Closing. The Acquiring Fund shall issue and deliver to the Secretary of the Target Fund a confirmation evidencing the Acquiring Fund Class IB Shares to be credited on the Closing Date, or provide other evidence satisfactory to the Target Fund that such Acquiring Fund Class IB Shares have been credited to the Target Fund Shareholders' accounts on the books of the Acquiring Fund. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.

          (e) In the event that on the Valuation Date or the Closing Date (a) the NYSE or another primary trading market for portfolio securities of the Target Fund (each, an "Exchange") shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of the Board of Trustees of the Acquiring Fund or the Target Fund or the authorized officers of either of such entities,accurate appraisal of

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     the value of the net assets of the Acquiring Fund or the Target Fund, respectively, is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

4.   REPRESENTATIONS AND WARRANTIES

     4.1 The Target Fund represents and warrants to the Acquiring Fund as follows:

          (a) The Target Fund is an unincorporated business trust, duly formed, validly existing, and in good standing under the laws of The Commonwealth of Massachusetts with power under its Agreement and Declaration of Trust and by-laws ("Governing Documents") to own all of its Assets, to carry on its business as it is now being conducted and to enter into this Agreement and perform its obligations hereunder;

          (b) The Target Fund is a registered investment company classified as a management company of the closed-end type, and its registration with the U.S. Securities and Exchange Commission (the "Commission") as an investment company under the 1940 Act, and the registration of the shares of the Target Fund under the Securities Act of 1933, as amended ("1933 Act"), are in full force and effect;

          (c) No consent, approval, authorization, or order of any court or governmental authority or the Financial Industry Regulatory Authority, Inc. ("FINRA") is required for the consummation by the Target Fund of the transactions contemplated herein, except such as have been obtained or will be obtained at or prior to the Closing Date under the 1933 Act, the Securities Exchange Act of 1934, as amended ("1934 Act"), the 1940 Act and state securities laws;

          (d) The current prospectus and statement of additional information ("SAI") of the Target Fund and each prospectus and SAI of the Target Fund used at all times between the commencement of operations of the Target Fund and the date of this Agreement conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

          (e) The Target Fund is in compliance in all material respects with the applicable investment policies and restrictions, including the fundamental and non-fundamental policies related to such fund's monthly repurchase offers, set forth in the Target Fund's prospectus and SAI;

          (f) Except as otherwise disclosed to and accepted by or on behalf of the Acquiring Fund, the Target Fund will on the Closing Date have good title to the Assets and full right, power, and authority to sell, assign, transfer and deliver such Assets free of adverse claims, including any liens or other encumbrances, and upon delivery and payment for such Assets, the Acquiring Fund will acquire good title thereto, free of adverse claims and subject to no restrictions on the full transfer thereof, including, without limitation, such restrictions as might arise under the 1933 Act, provided that the Acquiring Fund will acquire Assets that are segregated as collateral for the Acquired Fund's derivative positions, including without limitation, as collateral for swap positions and as margin for futures positions, subject to such segregation that apply to such Assets;

          (g) Except as otherwise disclosed to and accepted, in writing, by or on behalf of the Acquiring Fund, the Target Fund is not engaged currently, and the execution, delivery and performance of this Agreement will not result in, (i) a material violation of the Target Fund's Governing Documents or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Target Fund is a party or by which it is bound, or (ii) the acceleration of any obligation, or the imposition of any lien, encumbrance, penalty or additional fee under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Target Fund is a party or by which it is bound;

          (h) Except as otherwise disclosed to and accepted, in writing, by or on behalf of the Acquiring Fund, all material contracts or other commitments of the Target Fund, other than this (i) Agreement, (ii) the revolving credit facility agreement with CIESCO, LLC and Citibank, N.A. dated May 27, 2010 and (iii) certain investment contracts, including swap agreements, options, futures and forward contracts, will terminate with respect to the Target Fund without liability to the Target Fund or may otherwise be assigned to the Acquiring Fund without the payment of any fee (penalty or otherwise) or acceleration of any obligations of the Target Fund on or prior to the Closing Date;

          (i) Except as otherwise disclosed in writing to and accepted by or on behalf of the Acquiring Fund, no litigation or administrative proceeding or investigation of or before any court, tribunal, arbitrator, governmental body or FINRA is currently pending or, to the Target Fund's knowledge, threatened against the Target Fund that, if adversely determined, would materially and adversely affect the Target Fund's financial condition or the conduct of its business. The Target Fund, without any special investigation or inquiry, knows of no facts that might form the basis for the institution of such proceedings and the Target Fund is not a party to or subject to the provisions of any order, decree or judgment of any court, governmental body or FINRA that materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

          (j) The financial statements of the Target Fund for the Target Fund's most recently completed fiscal year have been audited by the independent registered public accounting firm identified in the Target Fund's prospectus or SAI included in the Target Fund's registration statement on Form N-2 (the "Prospectus" and "Statement of Additional Information"). Such statements, as well as the unaudited, semi-annual financial statements for the semi-annual period next succeeding the Target Fund's most recently completed fiscal year, if any, were prepared in accordance with accounting principles generally accepted

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     in the United States of America ("GAAP") consistently applied, and such statements present fairly, in all material respects, the financial condition of the Target Fund as of the end date of such period in accordance with GAAP, and there are no known contingent liabilities of the Target Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein;

          (k) Since the last day of the Target Fund's most recently completed fiscal year, there has not been any material adverse change in the Target Fund's financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business;

          (l) On the Closing Date, all material Returns (as defined below) of the Target Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be true, correct and complete in all material respects, and all Taxes (as defined below) shown as due or claimed to be due by any government entity shall have been paid or provision has been made for the payment thereof. To the Target Fund's knowledge, no such Return is currently under audit by any Federal, state, local or foreign Tax authority; no assessment has been asserted with respect to such Returns; there are no levies, liens or other encumbrances on the Target Fund or its assets resulting from the non-payment of any Taxes; no waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending; and adequate provision has been made in the Target Fund financial statements for all Taxes in respect of all periods ended on or before the date of such financial statements. As used in this Agreement, "Tax" or "Taxes" means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to or by any person), together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax. "Return" means reports, returns, information returns, elections, agreements, declarations, or other documents of any nature or kind (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto);

          (m) The Target Fund has elected to be a regulated investment company under Subchapter M of the Code and is a fund that is treated as a separate corporation under Section 851(g) of the Code. The Target Fund has qualified for treatment as a regulated investment company for each taxable year since inception that has ended prior to the Closing Date and will have satisfied the requirements of Part I of Subchapter M of the Code to maintain such qualification for the period beginning on the first day of its current taxable year and ending on the Closing Date. The Target Fund has no earnings or profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it;

          (n) All issued and outstanding shares of the Target Fund are, and on the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Target Fund and, in every state where offered or sold, such offers and sales have been in compliance in all material respects with applicable registration and/or notice requirements of the 1933 Act and state and District of Columbia securities laws. All of the issued and outstanding shares of the Target Fund will, at the time of Closing, be held by the persons and in the amounts set forth in the records of the Target Fund Transfer Agent on behalf of the Target Fund;

          (o) The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action, if any, on the part of the Board of Trustees of the Target Fund, and subject to the approval of the shareholders of the Target Fund and the due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement will constitute a valid and binding obligation of the Target Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

          (p) As of the date of this Agreement or within a certain time thereafter as mutually agreed by the parties, the Target Fund has provided the Acquiring Fund with all information relating to the Target Fund reasonably necessary for the preparation of the N-14 Registration Statement (as described in Section 8.4 hereof), in compliance with the 1933 Act, the 1934 Act and the 1940 Act in connection with the meeting of shareholders of the Target Fund to approve this Agreement and the transactions contemplated hereby. As of the effective date of the N-14 Registration Statement, the date of the meeting of shareholders of the Target Fund and the Closing Date, such information provided by any Target Fund will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; provided, however, that the representations and warranties in this subparagraph shall not apply to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information that was furnished by the Acquiring Fund for use therein;

          (q) The Target Fund is in material compliance with the conditions set forth in all Exemptive Orders granted by the Commission that are currently applicable to such fund;

          (r) The books and records of the Target Fund are true and correct in all material respects and contain no material omissions with respect to information required to be maintained under the laws, rules and regulations applicable to the Target Fund;

          (s) The Target Fund is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code; and

          (t) The Target Fund has no unamortized or unpaid organizational fees or expenses.

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     4.2 The Acquiring Fund represents and warrants to the Target Fund as follows:

          (a) The Acquiring Fund is an unincorporated business trust, duly formed, validly existing, and in good standing under the laws of The Commonwealth of Massachusetts, with power under its Agreement and Declaration of Trust (the "Agreement and Declaration of Trust") and by-laws, to own all of its properties and assets and to carry on its business as it is now being, and as it is contemplated to be, conducted, and to enter into this Agreement and perform its obligations hereunder;

          (b) The Acquiring Fund is a registered investment company classified as a management company of the closed-end type, and its registration with the Commission as an investment company under the 1940 Act and the registration of the shares of the Acquiring Fund under the 1933 Act are in full force and effect;

          (c) No consent, approval, authorization, or order of any court, governmental authority or FINRA is required for the consummation by the Acquiring Fund of the transactions contemplated herein, except such as have been or will be obtained (at or prior to the Closing Date) under the 1933 Act, the 1934 Act, the 1940 Act and state securities laws;

          (d) The prospectuses and SAI of the Acquiring Fund to be used in connection with the Reorganization will conform at the time of their use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

          (e) The Acquiring Fund is not engaged currently, and the execution, delivery and performance of this Agreement will not result in, (i) a material violation of the Acquiring Fund's Agreement and Declaration of Trust or by-laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Fund is a party or by which it is bound, or (ii) the acceleration of any obligation, or the imposition of any lien, encumbrance, penalty, or additional fee under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Acquiring Fund is a party or by which it is bound;

          (f) Except as otherwise disclosed in writing to and accepted by or on behalf of the Target Fund, no litigation or administrative proceeding or investigation of or before any court, tribunal, arbitrator, governmental body or FINRA is currently pending or, to the Acquiring Fund's knowledge, threatened against the Acquiring Fund that, if adversely determined, would materially and adversely affect the Acquiring Fund's financial condition or the conduct of its business. The Acquiring Fund, without any special investigation or inquiry, knows of no facts that might form the basis for the institution of such proceedings and the Acquiring Fund is not a party to or subject to the provisions of any order, decree or judgment of any court, governmental body or FINRA that materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

          (g) The Acquiring Fund is in compliance in all material respects with the applicable investment policies and restrictions, including the fundamental and non-fundamental policies related to such fund's monthly repurchase offers, set forth in the Acquiring Fund's prospectus and SAI;

          (h) The financial statements of the Acquiring Fund for the Acquiring Fund's most recently completed fiscal year have been audited by the independent registered public accounting firm identified in the Acquiring Fund's prospectus or SAI included in the Acquiring Fund's registration statement on Form N-2. Such statements, as well as the unaudited, semi-annual financial statements for the semi-annual period next succeeding the Acquiring Fund's most recently completed fiscal year, if any, were prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") consistently applied, and such statements present fairly, in all material respects, the financial condition of the Acquiring Fund as of the end date of such period in accordance with GAAP, and there are no known contingent liabilities of the Acquiring Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein;

          (i) Since the last day of the Acquiring Fund's most recently completed fiscal year, there has not been any material adverse change in the Acquiring Fund's financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business;

          (j) On the Closing Date, all material Returns of the Acquiring Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be true, correct and complete in all material respects, and all Taxes shown as due or claimed to be due by any government entity shall have been paid or provision has been made for the payment thereof. To the Acquiring Fund's knowledge, no such Return is currently under audit by any Federal, state, local or foreign Tax authority; no assessment has been asserted with respect to such Returns; there are no levies, liens or other encumbrances on the Acquiring Fund or its assets resulting from the non-payment of any Taxes; and no waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending; and adequate provision has been made in the Acquiring Fund financial statements for all Taxes in respect of all periods ended on or before the date of such financial statements;

          (k) The Acquiring Fund has elected to be a regulated investment company under Subchapter M of the Code and is a fund that is treated as a separate corporation under Section 851(g) of the Code. The Acquiring Fund has qualified for treatment as a regulated investment company for each taxable year since inception that has ended prior to the Closing Date and has satisfied the requirements of Part I of Subchapter M of the Code to maintain such qualification for the period beginning on the

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

     first day of its current taxable year and ending on the Closing Date.
     The Acquiring Fund has no earnings or profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it;

          (l) All issued and outstanding Acquiring Fund shares are, and on the Closing Date will be, duly authorized and validly issued and outstanding, fully paid and non-assessable by the Acquiring Fund and, in every state where offered or sold, such offers and sales have been in compliance in all material respects with applicable registration and/or notice requirements of the 1933 Act and state and District of Columbia securities laws;

          (m) The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action, if any, on the part of the trustees of the Acquiring Fund, and subject to the approval of shareholders of the Target Fund and the due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement will constitute a valid and binding obligation of the Acquiring Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

          (n) The Class IB Shares of the Acquiring Fund to be issued and delivered to the Target Fund, for the account of the Target Fund Shareholders, pursuant to the terms of this Agreement, will on the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued Acquiring Fund Class IB Shares, and, upon receipt of the Target Fund's Assets in accordance with the terms of this Agreement, will be fully paid and non-assessable by the Acquiring Fund;

          (o) The Acquiring Fund is in material compliance with the conditions set forth in all Exemptive Orders granted by the Commission that are currently applicable to such fund;

          (p) The books and records of the Acquiring Fund are true and correct in all material respects and contain no material omissions with respect to information required to be maintained under laws, rules, and regulations applicable to the Acquiring Fund; and

          (q) The Acquiring Fund is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

          (r) The Acquiring Fund has no unamortized or unpaid organizational fees or expenses for which it does not expect to be reimbursed by Invesco or its affiliates.

5.   COVENANTS OF THE ACQUIRING FUND AND THE TARGET FUND

     5.1 With respect to the Reorganization:

          (a) The Acquiring Fund and the Target Fund each: (i) will operate its business in the ordinary course and substantially in accordance with past practices between the date hereof and the Closing Date for the Reorganization, it being understood that such ordinary course of business may include the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable, and the implementation of repurchase offers as required by the fundamental policies of the applicable fund and the procedures adopted by such fund's Board of Trustees, and (ii) shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business operations of the Acquiring Fund or the Target Fund, as appropriate, in the ordinary course in all material respects.

          (b) The Target Fund will call a meeting of the shareholders of the Target Fund to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein.

          (c) The Target Fund covenants that the Acquiring Fund shares to be issued pursuant to this Agreement are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.

          (d) Subject to the provisions of this Agreement, the Acquiring Fund and the Target Fund will each take, or cause to be taken, all action, and do or cause to be done all things, reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

          (e) As soon as is reasonably practicable after the Closing, the Target Fund will make one or more liquidating distributions to its shareholders consisting of the applicable class of shares of the Acquiring Fund received at the Closing, as set forth in Section 1.1(d) hereof.

          (f) The Acquiring Fund and the Target Fund shall each use their reasonable best efforts prior to Closing to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Agreement.

          (g) The Target Fund shall, from time to time, as and when reasonably requested by the Acquiring Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action, as the Acquiring Fund may reasonably deem necessary or desirable in order to vest in and confirm the Acquiring Fund's title to and possession of all the Assets and otherwise to carry out the intent and purpose of this Agreement.

          (h) The Acquiring Fund will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to continue its operations after the Closing Date.

          (i) A statement of the earnings and profits (accumulated and current) of the Target Fund for federal income tax purposes that will be carried over to the Acquiring Fund as a result of Section 381 of the Code will be provided to the Acquiring Fund within ninety (90) days after the Closing Date.

          (j) It is the intention of the parties that the Reorganization will qualify as a reorganization with the meaning of Section 368(a) of the Code. None of the parties to this Agreement shall take any action or cause any action to be taken (including, without limitation, the filing of any tax return) that is inconsistent with such treatment or results in the failure of the Reorganization to qualify as a reorganization with the meaning of
     Section 368(a) of the Code.

          (k) Any reporting responsibility of the Target Fund, including, but not limited to, the responsibility for filing regulatory reports, tax returns relating to tax periods ending on or prior to the Closing Date (whether due before or after the Closing Date), or other documents with the Commission, any state securities commission, and any Federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Target Fund.

          (l) The Acquiring Fund covenants that Target Fund shareholders who receive Class IB Shares of the Acquiring Fund in connection with the Reorganization will continue to pay the early withdrawal charges imposed on repurchases of shares of the Target Fund on the same schedule as is currently applicable to such shares as disclosed in the current Target Fund prospectus; and that such Target Fund shareholders will receive credit for the length of time that they held Target Fund shares in the calculation of such early withdrawal charge.

          (m) If reasonably requested by the Acquiring Fund in writing, the Target Fund will provide the Acquiring Fund with (1) a statement of the respective tax basis and holding period of all investments to be transferred by the Target Fund to the Acquiring Fund, (2) a copy (which may be in electronic form) of the shareholder ledger accounts including, without limitation, the name, address and taxpayer identification number of each shareholder of record, the number of shares of beneficial interest held by each shareholder, the dividend reinvestment elections applicable to each shareholder, and the backup withholding and nonresident alien withholding certifications, notices or records on file with the Target Fund with respect to each shareholder, for all of the shareholders of record of the Target Fund as of the close of business on the Valuation Date, who are to become holders of the Acquiring Fund as a result of the transfer of Assets (the "Target Fund Shareholder Documentation"), certified by its transfer agent or its President or Vice-President to the best of their knowledge and belief, (3) all FIN 48 work papers and supporting statements pertaining to the Target Fund (the "FIN 48 Workpapers"), and (4) the tax books and records of the Target Fund for purposes of preparing any returns required by law to be filed for tax periods ending after the Closing Date.

          (n) After the Closing Date, except as otherwise agreed to by the parties, the Target Fund shall or shall cause its agents to prepare any federal, state or local tax returns, including any Forms 1099, required to be filed by it with respect to the Target Fund's final taxable year ending with its complete liquidation and for any prior periods or taxable years and shall further cause such tax returns and Forms 1099 to be duly filed with the appropriate taxing authorities.

6.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE TARGET FUND

     6.1 The obligations of the Target Fund to consummate the transactions provided for herein shall be subject, at the Target Fund's election, to the performance by the Acquiring Fund of all of the obligations to be performed by it hereunder on or before the Closing Date, and, in addition thereto, the following conditions:

          (a) All representations and warranties of the Acquiring Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

          (b) The Acquiring Fund shall have delivered to the Target Fund on the Closing Date a certificate executed in its name by its President or Vice President and Treasurer, in form and substance reasonably satisfactory to the Target Fund and dated as of the Closing Date, to the effect that the representations and warranties of or with respect to the Acquiring Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement;

          (c) The Acquiring Fund shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Acquiring Fund on or before the Closing Date; and

          (d) The Target Fund shall have received on the Closing Date the opinion of Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden Arps"), counsel to the Acquiring Fund (which may rely on certificates of officers or trustees of the Acquiring Fund) covering the following points:

               (i) The Acquiring Fund is an unincorporated business trust, validly existing and in good standing under the applicable laws of The Commonwealth of Massachusetts.

               (ii) The Acquiring Fund is registered as a closed-end management investment company under the 1940 Act.

               (iii) The Acquiring Fund has the statutory trust power and authority to execute, deliver and perform all of its obligations under the Agreement under the applicable laws of The Commonwealth of Massachusetts. The execution and delivery of the Agreement and the consummation by the Acquiring Fund of the transactions contemplated thereby have been duly authorized by all requisite statutory trust action on the part of the Acquiring Fund under the applicable laws of The

          Commonwealth of Massachusetts. The Agreement has been duly executed and delivered by the Acquiring Fund under the applicable laws of The Commonwealth of Massachusetts.

               (iv) The Agreement constitutes the valid and binding obligation of the Acquiring Fund, enforceable against the Acquiring Fund in accordance with its terms under the applicable laws of The Commonwealth of Massachusetts.

               (v) The execution and delivery by the Acquiring Fund of the Agreement and the performance by the Acquiring Fund of its obligations under the Agreement do not conflict with the Certificate of Trust, the Declaration of Trust or the By-laws of the Acquiring Fund.

               (vi) Neither the execution, delivery or performance by the Acquiring Fund of the Agreement nor the compliance by the Acquiring Fund with the terms and provisions thereof will contravene any provision of any applicable law.

               (vii) No approval by any court, regulatory body, administrative agency or governmental body, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of the Agreement by the Acquiring Fund or the enforceability of the Agreement against the Acquiring Fund.

               (viii) The Acquiring Fund Shares have been duly authorized and, when delivered to the Target Fund in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable and free and clear of any preemptive rights or any similar rights arising under the applicable laws of The Commonwealth of Massachusetts or the Acquiring Fund's Declaration of Trust or By-laws.

7.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND

     7.1 The obligations of the Acquiring Fund to consummate the transactions provided for herein shall be subject, at the Acquiring Fund's election, to the performance by the Target Fund of all of the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

          (a) All representations and warranties of the Target Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

          (b) The Target Fund shall have delivered to the Acquiring Fund at or before the Closing Time (i) a statement of the Target Fund's Assets, together with a list of portfolio securities of the Target Fund, as of the Closing Time, certified by the Treasurer of the Target Fund, (ii) the Target Fund Shareholder Documentation and (iii) the FIN 48 Workpapers;

          (c) The Target Fund shall have delivered to the Acquiring Fund on the Closing Date a certificate executed in its name by its President or Vice President and Treasurer, in form and substance reasonably satisfactory to the Acquiring Fund and dated as of the Closing Date, to the effect that the representations and warranties of or with respect to the Target Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement;

          (d) The Target Custodian shall have delivered to the Acquiring Fund at or before the Closing Time, the certificate contemplated by Sections 3.2(b) of this Agreement, duly executed by an authorized officer of the Target Custodian;

          (e) The Target Fund shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Target Fund, on or before the Closing Date;

          (f) The Target Fund shall have declared and paid a distribution or distributions prior to the Closing Time that, together with all previous distributions, shall have the effect of distributing to its shareholders
     (i) all of its investment company taxable income (determined without regard to any deductions for dividends paid) and all of its net realized capital gain, if any, for the period from the close of its last fiscal year to the Closing Time on the Closing Date; and (ii) any such undistributed investment company taxable income and net realized capital gain from any prior period to the extent not otherwise already distributed;

          (g) The Acquiring Fund shall have received on the Closing Date the opinion of Stradley, Ronon, Stevens & Young, LLP, counsel to the Target Fund (which may rely on certificates of officers or directors/trustees of the Target Fund) covering the following points:

               (i) The Target Fund is a registered investment company classified as a management company of the closed-end type under the 1940 Act.

               (ii) The execution and delivery of the Agreement did not, and the consummation of the transactions contemplated hereby will not, contravene any provision of federal law.

               (iii) No approval by any federal court, regulatory body, administrative agency or governmental body, which has not been obtained or taken and is not in full force and effect, is required in connection with, the execution or delivery of the Agreement by the Target Fund or the enforceability of the Agreement against the Target Fund.

               (iv) The execution and delivery of the Agreement did not, and the consummation of the transactions contemplated hereby will not, result in a breach or default under any agreement pertaining to the Target Fund identified as an exhibit in Part C of the registration statement on Form N-2 last filed by the Target Fund or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any such agreement.

          and

          (h) The Acquiring Fund shall have received on the Closing Date the opinion of a law firm mutually acceptable to the Target Fund and the Acquiring Fund (which may rely on certificates of officers or directors/trustees of the Target Fund) covering the following points:

               (i) The Target Fund is an unincorporated business trust, duly organized, incorporated or formed, validly existing and in good standing under the applicable laws of The Commonwealth of Massachusetts, and has the trust power to own all of the Target Fund's properties and assets, and to conduct its business, including that of the Target Fund, as described in its Governing Documents or in the most recently filed registration statement of the Target Fund.

               (ii) The Target Fund has the power and authority to execute, deliver and perform all of its obligations under the Agreement under the laws of the Commonwealth of Massachusetts.

               (iii) The execution and delivery of the Agreement and the consummation by the Target Fund of the transactions contemplated thereby have been duly authorized by all trust action on the part of the Target Fund under the applicable laws of the Commonwealth of Massachusetts.

               (iv) The Agreement has been duly executed and delivered by the Target Fund under the applicable laws of the Commonwealth of Massachusetts.

               (v) The execution and delivery of the Agreement did not, and the consummation of the transactions contemplated hereby will not, result in a violation of, as appropriate, the Target Fund's Governing Documents.

               (vi) The execution and delivery of the Agreement did not, and the consummation of the transactions contemplated hereby will not, contravene any provision of any applicable law of the Commonwealth of Massachusetts.

               (vii) The Agreement is a valid and binding obligation of the Target Fund, enforceable against the Target Fund in accordance with its terms under the applicable laws of the Commonwealth of Massachusetts, subject, as to enforcement, to bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium and other similar laws relating to or affecting creditors' rights generally, general equity principles (whether considered in a proceeding in equity or at law) and to an implied covenant of good faith and fair dealing.

               (viii) No approval by any court, regulatory body, administrative agency or governmental body of the Commonwealth of Massachusetts, which has not been obtained or taken and is not in full force and effect, is required in connection with, the execution or delivery of the Agreement by the Target Fund or the enforceability of the Agreement against the Target Fund.

8. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND AND THE TARGET FUND

     If any of the conditions set forth below have not been satisfied on or before the Closing Date with respect to the Target Fund or the Acquiring Fund, either the Target Fund or the Acquiring Fund or both shall, at its option, not be required to consummate the transactions contemplated by this Agreement:

     8.1 The Agreement shall have been approved by the requisite vote of the holders of the outstanding shares of the Target Fund in accordance with the provisions of the Target Fund's Governing Documents, Massachusetts law, and the 1940 Act and any other applicable law. Notwithstanding anything herein to the contrary, neither the Target Fund nor the Acquiring Fund may waive the conditions set forth in this Section 8.1;

     8.2 On the Closing Date, no action, suit or other proceeding shall be pending or, to the Target Fund's or the Acquiring Fund's knowledge, threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein;

     8.3 All consents of other parties and all other consents, orders and permits of Federal, state and local regulatory authorities deemed necessary by the Acquiring Fund or the Target Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Target Fund, provided that either party hereto may for itself waive any of such conditions;

     8.4 A registration statement on Form N-14 under the 1933 Act properly registering the Acquiring Fund shares to be issued in connection with the Reorganization shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act; and

     8.5 The Target Fund and the Acquiring Fund shall have received on or before the Closing Date an opinion of Skadden Arps, counsel for the Acquiring Fund, in form and substance reasonably acceptable to the Target Fund and the Acquiring Fund, as to the matters set forth on Schedule 8.5. In rendering such opinion, Skadden Arps may request and rely upon representations contained in certificates of officers of the Target Fund, the Acquiring Fund and others.

9.   FEES AND EXPENSES

     9.1 IAI will bear all expenses relating to the Reorganization.

10.  ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES AND COVENANTS

     10.1 The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder, provided that the covenants to be performed after the Closing shall survive the Closing.

11.  TERMINATION

     This Agreement may be terminated and the transactions contemplated hereby may be abandoned with respect to the Reorganization by mutual agreement of the parties.

12.  AMENDMENTS

     This Agreement may be amended, modified or supplemented in a writing signed by the parties hereto to be bound by such Amendment.

13.  HEADINGS; GOVERNING LAW; COUNTERPARTS; ASSIGNMENT; LIMITATION OF LIABILITY

     13.1 The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     13.2 This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts and applicable Federal law, without regard to its principles of conflicts of laws.

     13.3 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

     13.4 This agreement may be executed in any number of counterparts, each of which when executed and delivered shall be considered an original and all of which counterparts taken together will constitute one and the same instrument.

     13.5 It is expressly agreed that the obligations of the parties hereunder shall not be binding upon any of their respective directors or trustees, shareholders, nominees, officers, agents, or employees personally, but shall bind only the property of the Target Fund or the Acquiring Fund as provided in the Governing Documents of the Target Fund or the Agreement and Declaration of Trust of the Acquiring Fund, respectively. The execution and delivery by such officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of such party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be approved and executed on behalf of the Acquiring Fund, the Target Fund and Invesco Advisers, Inc.


INVESCO ADVISERS, INC.                          INVESCO PRIME INCOME TRUST


By:                                             By: /s/ John M. Zerr
   ------------------                               --------------------------
   Name:  Philip A. Taylor                          Name:  John M. Zerr
   Title: Co-President and Co-Chief                 Title: Senior Vice President
          Executive Officer


INVESCO VAN KAMPEN SENIOR LOAN FUND


By: /s/ John M. Zerr
   ----------------------------
   Name:  John M. Zerr
   Title: Senior Vice President